SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2003

Sweetwater Financial Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Georgia	333-53536	58-2531498
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

3270 Florence Road
Powder Springs, Georgia 30127
(Address of Principal Executive Offices)

Registrant's telephone number, including area code       (770) 943-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 4.  Changes in Registrant’s Certifying Accountant

        On September 19, 2003, Sweetwater Financial Group, Inc. (the “Company”) dismissed Mauldin & Jenkins, LLC (“Mauldin & Jenkins”) as its independent accountants and changed its independent accountants to Porter Keadle Moore, LLP (“Porter Keadle Moore”). However, Mauldin & Jenkins is being retained to provide internal audit services.

        Prior to such dismissal, the Company did not consult with Porter Keadle Moore regarding the application of accounting principles to a specific completed or contemplated transaction or any matter that was either the subject of a disagreement or a reportable event. The Company also did not consult with Porter Keadle Moore regarding the type of audit opinion that might be rendered on the Company’s consolidated financial statements.

        The reports of Mauldin & Jenkins on the Company’s consolidated financial statements for the fiscal years ended December 31, 2002, 2001 and 2000 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits for the fiscal years ended December 31, 2002, 2001 and 2000 and during the subsequent interim period preceding the Company’s dismissal of Mauldin & Jenkins, there have been no disagreements with Mauldin & Jenkins on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to the satisfaction of Mauldin & Jenkins, would have caused such firm to make reference to the subject matter of the disagreement(s) in connection with its report.

        The Company’s Board of Directors approved the decision to change the Company’s independent accountants.

        The Company requested that Mauldin & Jenkins furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated September 25, 2003, is filed as Exhibit 16 to this Form 8-K.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

       a.   Exhibits

              16.     Letter from Mauldin & Jenkins regarding change in certifying accountant, dated September 25, 2003.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWEETWATER FINANCIAL GROUP, INC.

September 26, 2003	By: /s/ Philip Ekern Philip Ekern Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER           DESCRIPTION

Exhibit 16            Letter from Mauldin & Jenkins dated September 25, 2003.

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